EX-1.2

The Great Atlantic & Pacific Tea Company, Inc.

8,134,002 SHARES OF COMMON STOCK

UNDERWRITING AGREEMENT

dated December 12 , 2007

Bank of America, N.A.
Banc of America Securities LLC
Lehman Brothers International (Europe) Limited
Lehman Brothers Inc.

i

(rr)	Statistical and Market Related Data	14
(ss)	Company Sales and Other Financial Data	15

SECTION 2. Issuance, Offering and Delivery of the Shares		15
(a)	Issuance of the Shares	15
(b)	The Closing Date	15
(c)	Public Offering of the Shares	16
(d)	Payment of Loan Fee	16
(e)	Delivery of the Shares	16
(f)	Delivery of Prospectus to the Underwriters	17
(g)	Delivery of Documents to the Underwriters and Borrowers	17

SECTION 3. Additional Covenants		17
(a)	The Underwriters’ and Borrowers’ Review of Proposed Amendments and Supplements	17
(b)	Availability of Registration Statement; Compliance with Securities Regulations and
	Commission Requests	17
(c)	Amendments and Supplements to the Registration Statement, Disclosure Package and
	Prospectus and Other Securities Act Matters	18
(d)	Final Term Sheet	19
(e)	Effectiveness of Registration Statement	19
(f)	Permitted Free Writing Prospectuses	19
(g)	Amendments in Connection with Subsequent Loan Shares or Sold Loan Shares	19
(h)	Copies of any Amendments and Supplements to the Prospectus	20
(i)	Copies of the Registration Statement and Prospectus	20
(j)	Blue Sky Compliance	20
(k)	Reservation of Common Stock	21
(l)	Transfer Agent	21
(m)	Earnings Statement	21
(n)	Agreement Not To Offer or Sell Additional Securities	21
(o)	Notice of Inability to Use Automatic Shelf Registration Statement Form	22
(p)	No Manipulation of Price	22
(q)	Use of Personnel and Documents	22
(r)	Subsidiaries	22

SECTION 4. Payment of Expenses		22

SECTION 5. Conditions of the Obligations of the Underwriters and Borrowers		23
(a)	Accountants’ Comfort Letters	24
(b)	Effectiveness of Registration Statement	24
(c)	No Objection	24
(d)	No Material Adverse Effect or Ratings Agency Change	25
(e)	Opinions of Counsel for the Company	25
(f)	Opinion of Counsel for the Underwriters and Borrowers	25
(g)	Officers’ Certificate	25
(h)	NYSE Listing	26
(i)	Transactions	26
(j)	Lock-up Agreements	26
(k)	Share Lending Agreements	26
(l)	Additional Documents	26

ii

iii

UNDERWRITING AGREEMENT

December 12, 2007

BANK OF AMERICA, N.A.

LEHMAN BROTHERS
      INTERNATIONAL (EUROPE) LIMITED

BANC OF AMERICA SECURITIES LLC

LEHMAN BROTHERS INC.

As Representatives of the several Underwriters

c/o Banc of America Securities LLC
9 West 57th Street
New York, New York 10019

and

c/o Lehman Brothers Inc.
745 Seventh Ave.
New York, New York 10019

Ladies and Gentlemen:

          Introductory. The Great Atlantic & Pacific Tea Company, Inc., a Maryland corporation (the “Company”), subject to the terms and conditions stated herein and pursuant to (i) the Share Lending Agreement (the “BANA Share Lending Agreement”), dated December 12, 2007, between the Company and Bank of America, N.A. (the “BANA Borrower”) and (ii) the Share Lending Agreement (the “Lehman Share Lending Agreement” and, together with the BANA Share Lending Agreement, the “Share Lending Agreements”), dated December 12, 2007, between the Company and Lehman Brothers International (Europe) Limited (“Lehman Borrower”), proposes to issue and lend to the BANA Borrower and the Lehman Borrower (collectively, the “Borrowers”), affiliates of Banc of America Securities LLC (“BAS”) and Lehman Brothers Inc. (“Lehman”), respectively, acting severally and not jointly, as a share loan pursuant to and upon the terms of the respective Share Lending Agreements, the respective amounts set forth in Schedule A of up to 8,134,002 shares of common stock (the “Shares”), par value $1.00 per share, of the Company (the “Common Stock”). The BANA Borrower and the Lehman Borrower will transfer or sell the borrowed Shares to BAS and Lehman, respectively, who will each sell the borrowed Shares to the public as an underwriter (each, an “Underwriter” and collectively, the “Underwriters”). BAS and Lehman have agreed to act as representatives (the “Representatives”) of the several Underwriters in connection with the offering and sale of the Shares.

          Concurrently with the issuances of the Shares (the “Offering”), the Company, in an offering registered under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Act”) by means of a prospectus supplement, is offering (the “Notes Offering”) up to $150.0 million in aggregate principal amount of the Company’s 5.125% Convertible Senior Notes due 2011 (the “2011 Notes”) and $230.0 million in aggregate principal amount of the Company’s 6.75% Convertible Senior Notes due 2012 (the “2012 Notes” and, together with the 2011 Notes, the “Notes”). Banc of America Securities LLC, an affiliate of the BANA Borrower, and Lehman Brothers, Inc., an affiliate of the Lehman Borrower, are acting as representatives of the several underwriters in the Notes Offering. The Company has granted the underwriters in the Notes Offering an option to purchase up to an additional $15.0 million in aggregate principal amount of its 5.125% Convertible Senior Notes due 2011 and an additional $25.0 million in aggregate principal amount of its 6.75% Convertible Senior Notes due 2012 aggregate principal amount of the Notes to cover over-allotments, if any. The Company is also entering into one or more convertible note hedge transactions with affiliates of the underwriters for the Notes Offering (the “Hedge Transactions”) (the transactions hereunder, the Notes Offering and the transactions pursuant to the Hedge Transactions are referred to as the “Transactions”).

          The Company hereby confirms its agreements with the Underwriters and the Borrowers as follows:

          SECTION 1.       Representations and Warranties. The Company hereby represents, warrants and covenants to each Underwriter and Borrower that, as of the date hereof, as of the Applicable Time (as defined below), as of the Initial Closing Date (as defined below):

          (a)       Registration Statement on Form S-3. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-147935), which contains a base prospectus (the “Base Prospectus”), to be used in connection with the public offering and sale of the Shares. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, in the form in which it became effective under the Act, including any required information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A or 430B under the Securities Act or the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), is called the “Registration Statement.” Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act is called the “Rule 462(b) Registration Statement”, and from and after the date and time of filing of the Rule 462(b) Registration Statement the term “Registration Statement” shall include the Rule 462(b) Registration Statement. Any preliminary prospectus included in the Registration Statement, including any preliminary prospectus supplement relating to the Shares, together with the Base Prospectus, that is first filed with the Commission pursuant to Rule 424(b), is hereinafter called a “preliminary prospectus.” The term “Prospectus” shall mean the final prospectus supplement relating to the Shares, together with the Base Prospectus, that is first filed pursuant to Rule 424(b) after the date and time that this Agreement is executed and delivered by the parties hereto (the “Execution Time”). Any reference herein to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act; any reference to any amendment or supplement to any preliminary prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such preliminary prospectus or Prospectus, as the case may be, under the Exchange Act, and incorporated by reference in such preliminary prospectus or Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement. All references in this Agreement to the Registration Statement, the Rule 462(b) Registration Statement, a preliminary prospectus, the Prospectus or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

          (b)       Compliance with Registration and Exchange Act Requirements. The Registration Statement has become effective under the Securities Act. The Company has complied to the Commission’s satisfaction with all requests of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement is in effect, the Commission has not issued any order or notice preventing or suspending the use of the Registration Statement, any preliminary prospectus or the Prospectus and no proceedings for such purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated or threatened by the Commission.

          Each preliminary prospectus included in the Disclosure Package and the Prospectus when filed complied in all material respects with the Securities Act. Each of the Registration Statement and any post-effective amendment thereto, at each time of effectiveness and at the date hereof, complied and will comply in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. The Prospectus, as amended or supplemented, as of its date, at the date hereof, at the time of any filing pursuant to Rule 424(b), at the Initial Closing Date (as defined herein), at any Subsequent Closing Date (as defined herein), in respect of the Subsequent Loan Shares, and at any Loan Shares Date of Sale (as defined herein) in respect of the Sold Loan Shares, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement or any post-effective amendment thereto, or the Prospectus, or any amendments or supplements thereto, based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives or any Borrower expressly for use therein, it being understood and agreed that the only such information furnished by the Representatives or any Borrower consists of the information described as such in Section 7(b) hereof. There is no contract or other document required to be described in the Prospectus or to be filed as an exhibit to the Registration Statement that has not been described or filed as required.

          The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and as of the date thereof, at the date hereof, at the Initial Closing Date, at the Subsequent Closing Date in respect of the Subsequent Loan Shares and at the Loan Shares Date of Sale in respect of the Sold Loan Shares did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

          (c)       Disclosure Package. The term “Disclosure Package” shall mean (i) the preliminary prospectus supplement, dated December 10, 2007, including the Base Prospectus, dated December 7, 2007, in each case as amended or supplemented (ii) the issuer free writing prospectuses as defined in Rule 433 of the Securities Act (each, an “Issuer Free Writing Prospectus”), if any, identified in Schedule B hereto, and (iii) any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package. As of 5:45 p.m. (Eastern time) on the date of execution and delivery of this Agreement, 9:30 a.m. (Eastern time) on the date specified in the applicable Borrowing Notice (as defined in the respective Share Lending Agreement), with respect to any Subsequent Closing Date, and 12:00 p.m. (Eastern time) on any Loan Shares Date of Sale (in each case, the “Applicable Time”), the Disclosure Package did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives or any Borrower specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter or any Borrower consists of the information described as such in Section 7(b) hereof.

          (d)       Company Not Ineligible Issuer. (i) At the time of filing the Registration Statement and (ii) as of the Execution Time of this Agreement (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405 under the Securities Act), without taking account of any determination by the Commission pursuant to Rule 405 under the Securities Act that it is not necessary that the Company be considered an Ineligible Issuer.

          (e)       Company is a Well-Known Seasoned Issuer. (i) At the time of the initial filing of the Registration Statement, (ii) at the time of the most recent amendment thereto, if any, for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus) and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the Securities Act) made any offer relating to the Shares in reliance on the exemption of Rule 163 of the Securities Act, the Company was a “well known seasoned issuer” as defined in Rule 405 of the Securities Act. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 of the Securities Act, that automatically became effective not more than three years prior to the Execution Time; the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to use of the automatic shelf registration statement form and the Company has not otherwise ceased to be eligible to use the automatic shelf registration form.

          (f)       Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date, did not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement, including any prospectus or prospectus supplement that is or becomes part of the Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement, the Company has promptly notified or will promptly notify the Representatives and the Borrowers and has promptly amended or supplemented or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict. The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus set forth on Schedule B based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives or any Borrower expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter or any Borrower consists of the information described as such in Section 7(b) hereof.

          (g)       The Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

          (h)       Authorization of the Shares. The Shares have been duly authorized and reserved by the Company pursuant to this Agreement and the Share Lending Agreements and, when issued and delivered in accordance with the provisions of the respective Share Lending Agreement and this Agreement on the Initial Closing Date, any Subsequent Closing Date or any Loan Shares Date of Sale, will be validly issued, fully paid and nonassessable.

          (i)       No Transfer Taxes. There are no material transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement and the Share Lending Agreements, the issuance from time to time of the Shares by the Company pursuant to the Share Lending Agreements or sale of the Shares from time to time pursuant to this Agreement.

          (j)       Authorization of the Share Lending Agreements. The Share Lending Agreements have been duly authorized, executed and delivered by the Company and are valid and binding agreements of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

          (k)       No Applicable Registration or Other Similar Rights. There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, other than such rights as have been duly waived or satisfied.

          (l)       Accuracy of Statements in Prospectus. The statements in the Base Prospectus under the caption “Description of Securities We May Offer -- Capital Stock-Common Stock” and the statements in the Disclosure Package and the Prospectus under the captions “Description of Capital Stock,” “Description of Share Lending Agreements,” “Description of Concurrent Offering of Convertible Senior Notes and Convertible Note Hedge and Warrant Transactions” and “Certain U.S. Federal Income Tax Consequences,” in each case insofar as such statements summarize the statutes or regulations referred to, the agreements or documents discussed therein, are accurate and fair summaries of the matters described therein in all material respects.

          (m)       No Material Adverse Effect. Except as otherwise disclosed in the Disclosure Package and the Prospectus, subsequent to the respective dates as of which information is given in the Disclosure Package: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the business, properties, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (any such change is called a “Material Adverse Effect”); (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries, any of its subsidiaries on any class of capital stock or repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock.

          (n)      Independent Accountants.

          (1)       PricewaterhouseCoopers LLP, which expressed its opinion with respect to the Company’s financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules (the “Company Financial Statements”) filed with the Commission and incorporated by reference in the Registration Statement and included in the Disclosure Package and the Prospectus, are independent public or certified public accountants within the meaning of Regulation S-X under the Securities Act and the Exchange Act.

          (2)       Deloitte & Touche LLP, which expressed its opinion with respect to the financial statements of Pathmark Stores, Inc. (“Pathmark”) (which term as used in this Agreement includes the related notes thereto) and supporting schedules (the “Pathmark Financial Statements”) filed with the Commission and incorporated by reference in the Registration Statement and included in the Disclosure Package and the Prospectus, are independent public or certified public accountants within the meaning of Regulation S-X under the Securities Act and the Exchange Act.

          (o)       Preparation of the Financial Statements. The Company Financial Statements and the Pathmark Financial Statements, in each case, together with the related schedules and notes, filed with the Commission and incorporated by reference in the Registration Statement and/or included in the Disclosure Package and the Prospectus present fairly in all material respects the consolidated financial position of the entities to which they relate as of and at the dates indicated and the results of their operations and cash flows for the periods specified on the basis stated therein. Such financial statements comply as to form with the applicable accounting requirements of the Securities Act and have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. No other financial statements or supporting schedules are required to be included or incorporated by reference in the Registration

Statement. The financial data set forth in the preliminary prospectus and the Prospectus under the captions “Summary–Summary Financial Data for A&P”, “Summary–Summary Financial Data for Pathmark”, “Selected Historical Financial Data of A&P” and “Selected Historical Financial Data of Pathmark” fairly present in all material respects the information set forth therein on a basis consistent with that of the audited financial statements contained in the Registration Statement. The unaudited pro forma condensed combined financial statements of the Company and its subsidiaries and the related notes thereto included under the captions “Prospectus Summary–Summary Unaudited Pro Forma Consolidated Financial Data” and “Unaudited Pro Forma Condensed Combined Financial Information” and elsewhere in the preliminary prospectus, the Prospectus and the Registration Statement or incorporated by reference in the preliminary prospectus, the Prospectus and the Registration Statement have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements, and the assumptions used in the preparation thereof are believed by management to be reasonable at the time such assumptions were made (it being understood that management’s belief is based, in part, on representations made by Pathmark to the Company in the acquisition documents) and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein in all material respects.

          (p)       Incorporation and Good Standing of the Company and its Subsidiaries. Each of the Company and its subsidiaries, except for the subsidiaries listed on Exhibit B hereto, has been duly incorporated or formed and is validly existing as a corporation or limited liability company in good standing under the laws of the jurisdiction of its incorporation or formation and has corporate or limited liability company power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package and the Prospectus and, in the case of the Company, to enter into and perform its obligations under each of this Agreement and the Share Lending Agreements, each to the extent a party thereto. Each of the Company and its subsidiaries, except for the subsidiaries listed on Exhibit B hereto, is duly qualified as a foreign corporation or limited liability company to transact business and is in good standing or equivalent status in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect. All of the issued and outstanding capital stock of each subsidiary has been duly authorized and validly issued, is fully paid and nonassessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim, except as otherwise described in the Disclosure Package and the Prospectus (including without limitation liens under or permitted by the Company’s five year asset-based senior secured revolving credit facility, dated as of December 3, 2007 (the “ABL Credit Agreement”) and the Indenture). The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit A hereto.

          (q)       Capitalization and Other Capital Stock Matters. At September 8, 2007, on an actual basis, and on an adjusted basis after giving pro forma effect to the acquisition of Pathmark and the other adjustments identified in the Disclosure Package and the Prospectus and the issuance and delivery of the Shares pursuant hereto, the Company would have had an authorized and outstanding capitalization as set forth in the Disclosure Package and the Prospectus under the caption “Capitalization” (other than for subsequent issuances of capital stock, if any, pursuant to employee benefit plans described in the Disclosure Package and the Prospectus or upon exercise of outstanding options described in the Disclosure Package and the Prospectus). The Common Stock conforms in all material respects to the description thereof in the Disclosure Package and the Prospectus. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with federal and state securities laws. None of the outstanding shares of Common Stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. Except for the Notes, there are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company other than those described in the Disclosure Package and the Prospectus. The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth or incorporated by reference in the Disclosure Package and the Prospectus accurately and fairly presents in all material respects the information required to be shown with respect to such plans, arrangements, options and rights.

          (r)       Stock Exchange Listing. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is listed on the New York Stock Exchange (the “NYSE”), and the Company has taken no action designed to terminate the registration of the Common Stock under the Exchange Act or delist the Common Stock from the NYSE, nor has the Company received any notification that the Commission or the NYSE is contemplating terminating such registration or listing.

          (s)       Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. Neither the Company nor any of its subsidiaries is (i) in violation of, or is in default under, (or, with the giving of notice or lapse of time, would be in default) (“Default”) its charter or bylaws or limited liability company agreement; (ii) in Default under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other agreement, obligation, condition, covenant or instrument to which either the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries may be bound (including, without limitation, the Share Lending Agreements, the Notes, the ABL Credit Agreement and the indenture governing the Company’s 9 3/8% Senior Quarterly Interest Bonds due 2039) or to which any of the property or assets of the Company or any of its subsidiaries is subject (each, an “Existing Instrument”); or (iii) in violation of any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, except, with respect to clauses (ii) and (iii) only, for such Defaults as would not result in a Material Adverse Effect. The execution, delivery and performance of this Agreement and the Share Lending Agreements by the Company, the issuance and delivery of the Shares and consummation of the Transactions and the other transactions contemplated hereby and thereby and by the Disclosure Package and the Prospectus (i) have been duly authorized by all necessary corporate action and will not result in any violation of the provisions of the charter or bylaws of the Company or any of its subsidiaries, (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, except for such conflicts, breaches, Defaults, liens, charges or encumbrances as would not result in a Material Adverse Effect, and (iii) will not result in any violation of any statute, law, administrative regulation or administrative or court decree applicable to the Company or any of its subsidiaries. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the execution, delivery and performance by the Company of this Agreement or the Share Lending Agreements, the issuance and delivery of the Shares or the consummation of the Transactions and the other transactions contemplated hereby and thereby and by the Disclosure Package and the Prospectus, except such as have been obtained or made by the Company and are in full force and effect under the Securities Act and applicable securities laws of the several states of the United States or provinces of Canada. As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

          (t)       No Material Actions or Proceedings. There are no legal or governmental actions, suits or proceedings pending or, to the Company’s knowledge, threatened (i) against or affecting the Company or any of its subsidiaries or (ii) which has as the subject thereof any property owned or leased by the Company or any of its subsidiaries and any such action, suit or proceeding, if determined adversely to the Company or any such subsidiary, is reasonably likely to result in a Material Adverse Effect or adversely affect the consummation of the transactions contemplated by this Agreement and the Share Lending Agreements. Except for any labor dispute that would not result in a Material Adverse Effect, no material labor dispute with the employees of the Company or any of its subsidiaries or to the Company’s knowledge, with the employees of any principal supplier of the Company exists or, to the Company’s knowledge, is threatened or imminent.

          (u)       Intellectual Property Rights. Except as would not result in a Material Adverse Effect, each of the Company and its subsidiaries own or possess valid rights to use all trademarks, trade names, trade dress, patent rights, copyrights, licenses, approvals, trade secrets and other similar rights (collectively, “Intellectual Property Rights”) reasonably necessary to conduct their businesses as now conducted; and the expected expiration (to the extent not subject to renewal or extension) of any of such Intellectual Property Rights would not result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any written notice of infringement or conflict with asserted Intellectual Property Rights of others, which infringement or conflict, if the subject of an unfavorable decision, is reasonably likely to result in a Material Adverse Effect.

          (v)       All Necessary Permits, etc. Except as would not result in a Material Adverse Effect, the Company and its subsidiaries possess such valid and current licenses, certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses (including pharmacy licenses, Medicare and Medicaid provider agreements, accreditations and other similar documentation, or approvals of any health departments), and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, if the subject of an unfavorable decision, ruling or finding, is reasonably likely to result in a Material Adverse Effect.

          (w)       Title to Properties. The Company and each of its subsidiaries has good and valid title to all the properties and assets material to its business reflected as owned in the financial statements referred to in Section 1(n) hereof (or elsewhere in the Disclosure Package and the Prospectus), in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except those described in the Disclosure Package and the Prospectus (including without limitation liens under or permitted by the Company’s existing credit facility) or as could not reasonably be expected to result in a Material Adverse Effect. The real property, improvements, equipment and personal property held under lease by the Company or any of its subsidiaries are held under valid and enforceable leases, with such exceptions as are not material.

          (x)       Tax Law Compliance. Except as would not result in a Material Adverse Effect, the Company and its subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns or have properly requested extensions thereof and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them, other than those being contested in good faith and by appropriate proceedings. Except as would not result in a Material Adverse Effect, each of the Company and its subsidiaries has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 1(n) hereof in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its subsidiaries has not been finally determined.

          (y)       “Investment Company”. Each of the Company and its subsidiaries is not, and after receipt of payment of the Loan Fee for the Shares will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder).

          (z)       Insurance. Except as would not result in a Material Adverse Effect, each of the Company and its subsidiaries is insured by recognized, financially sound institutions with policies in such amounts and with such deductibles and covering such risks as the Company’s management reasonably believes are adequate and customary for their businesses including, without limitation, policies covering real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction, acts of vandalism and earthquakes.

          (aa)       No Restrictions on Distributions. No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the Disclosure Package and the Prospectus and except as would not materially inhibit the ability of the Company to perform its obligations under the Notes.

          (bb)       No Price Stabilization or Manipulation. None of the Company or any of its subsidiaries has taken any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Shares.

          (cc)       Solvency. The Company and its subsidiaries on a consolidated basis are, and immediately after the Initial Closing Date, any Subsequent Closing Date and any Loan Shares Date of Sale will be, Solvent. As used herein, the term “Solvent” means, with respect to any person on a particular date, that on such date (i) the fair market value of the assets of such person is greater than the total amount of liabilities (including contingent liabilities) of such person, (ii) the present fair salable value of the assets of such person is greater than the amount that will be required to pay the probable liabilities of such person on its debts as they become absolute and matured, (iii) such person is able to realize upon its assets and pay its debts and other liabilities, including contingent obligations, as they mature and (iv) such person does not have unreasonably small capital with which to conduct its business as it is proposed to be conducted on such date.

          (dd)       Compliance with Sarbanes-Oxley. The Company and its subsidiaries and their respective officers and directors are in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder).

          (ee)       Stock Options. With respect to stock options (the “Stock Options”) granted pursuant to the stock-based compensation plans of the Company (the “Company Stock Plans”), (i) each grant of a Stock Option was duly authorized no later than the date on which the grant of such Stock Option was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (ii) each such grant was made in accordance with the terms of the Company Stock Plans, the Exchange Act and all other applicable laws and regulatory rules or requirements, including the rules of the NYSE and any other exchange on which the securities of the Company are traded, and (iii) each such grant was properly accounted for in accordance with GAAP in the consolidated financial statements (including the related notes) of the Company and disclosed in the Company’s filings with the Commission in accordance with the Exchange Act and all other applicable laws. The Company’s subsidiaries do not have any stock-based compensation plans and have not granted any Stock Options.

          (ff)       Company’s Internal Controls and Accounting Systems. The Company and its subsidiaries maintain (i) effective internal control over financial reporting as defined in Rule 13a-15 of the Exchange Act and (ii) a system of accounting controls that is in compliance in all material respects with the Sarbanes-Oxley Act and is sufficient to provide reasonable assurances that: (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (gg)       No Material Weakness in Internal Controls. Except as disclosed in the Disclosure Package and the Prospectus, or in any document incorporated by reference therein, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

          (hh)       Disclosure Controls and Procedures. The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15 under the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 under the Exchange Act.

          (ii)       Compliance with Environmental Laws. Except as would not result in a Material Adverse Effect: (i) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign law or regulation relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, “Materials of Environmental Concern”), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern (collectively, “Environmental Laws”), which violation includes, without limitation, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Company or its subsidiaries under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor has the Company or any of its subsidiaries received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that either the Company or any of its subsidiaries is in violation of any Environmental Law; (ii) there is no claim, action or cause of action filed with a court or governmental authority, there is no investigation with respect to which the Company or any of its subsidiaries has received written notice, and no written notice has been received by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys’ fees or penalties, in each case arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased or operated by the Company or any of its subsidiaries, now or in the past (collectively, “Environmental Claims”); and (iii) to the Company’s knowledge, there are no past, present or anticipated future actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that would result in a violation of any Environmental Law, require material expenditures to be incurred pursuant to an Environmental Law or form the basis of a potential Environmental Claim against the Company or any of its subsidiaries or against any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law. Neither the Company nor any of its subsidiaries is subject to any pending or threatened proceeding under Environmental Law to which a governmental authority is a party and which is reasonably likely to result in monetary sanctions of $100,000 or more.

          (jj)       ERISA Compliance. Except as would not result in a Material Adverse Effect, the Company and its subsidiaries and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974 (as amended, “ERISA,” which term, as used herein, includes the regulations and published interpretations thereunder)) established or maintained by the Company, its subsidiaries or their “ERISA Affiliates” (as defined below) are in compliance with ERISA. “ERISA Affiliate” means, with respect to the Company or a subsidiary, any member of any group of organizations described in Section 414 of the Code of which the Company or such subsidiary is a member. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates. No “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any material “amount of unfunded benefit liabilities” (as defined under ERISA). Neither the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any material liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401 of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

          (kk)       Brokers. Except as otherwise disclosed in the Disclosure Package and the Prospectus, to the Company’s knowledge, there is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement or the Share Lending Agreements.

          (ll)       Compliance with Labor Laws. Except as would not result in a Material Adverse Effect, (i) there is (A) no unfair labor practice complaint pending or, to the Company’s knowledge, threatened against the Company or any of its subsidiaries before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements pending, or to the Company’s knowledge, threatened, against the Company or any of its subsidiaries, (B) no strike, labor dispute, slowdown or stoppage pending or, to the Company’s knowledge, threatened against the Company or any of its subsidiaries and (C) no union representation question existing with respect to the employees of the Company or any of its subsidiaries and, to the Company’s knowledge, no union organizing activities taking place and (ii) there has been no violation of any federal, state or local law relating to discrimination in hiring, promotion or pay of employees or of any applicable wage or hour laws.

          (mm)       Related Party Transactions. No relationship, direct or indirect, exists between or among the Company or any of its affiliates, on the one hand, and any director, officer, member, stockholder, customer or supplier of the Company or any of its affiliates, on the other hand, which is required by the Securities Act to be disclosed in a registration statement on Form S-3 which is not so disclosed in the Disclosure Package and the Prospectus. There are no outstanding loans, advances (except advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company or any of its affiliates to or for the benefit of any of the officers or directors of the Company or any of its affiliates or any of their respective family members.

          (nn)       Compliance with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company threatened, except, in each case, as would not reasonably be expected to have a Material Adverse Effect.

          (oo)       OFAC. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company and its subsidiaries will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC (it being understood that the Company makes no representation or warranty herein as to any Underwriter or its affiliates that will receive proceeds from the Offering).

          (pp)       Foreign Corrupt Practices Act. Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

          (qq)       Lending Relationship. Except as disclosed in the Disclosure Package and the Prospectus, the Company does not intend to use any of the proceeds from the sale of the Notes hereunder to repay any outstanding debt owed to any affiliate of any Underwriter.

          (rr)       Statistical and Market Related Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Disclosure Package and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

          (ss)       Company Sales and Other Financial Data. Nothing has come to the Company's attention that causes the Company to believe that (1) during the period from September 9, 2007 to December 1, 2007 there was any material decrease in sales, income (loss) from operations, income from continuing operations or net income (loss) as compared to the corresponding period in fiscal 2006 (after adjusting the fiscal 2006 period to reflect the reclassification of the Company's stores in the Greater New Orleans area and the Midwest as discontinued operations) or that (2) during the period from September 9, 2007 to the date of this Agreement there was any material decrease in sales, income (loss) from operations, income from continuing operations or net income (loss) as compared to the corresponding period in fiscal 2006 (after adjusting the fiscal 2006 period to reflect the reclassification of the Company's stores in the Greater New Orleans area and the Midwest as discontinued operations).

          Any certificate signed by an officer of the Company and delivered to the Underwriters or Borrowers or to counsel for the Underwriters and Borrowers shall be deemed to be a representation and warranty by the Company to each Underwriter and Borrower as to the matters set forth therein to the extent set forth or referred to in such certificate.

          SECTION 2.       Issuance, Offering and Delivery of the Shares.

          (a)       Issuance of the Shares. The Company agrees to (i) issue to the BANA Borrower in exchange for payment of the Loan Fee (as defined in the BANA Share Lending Agreement) and the BANA Borrower agrees to borrow from the Company from time to time pursuant to one or more Borrowing Notices (as defined in the BANA Share Lending Agreement), up to the number of Shares set forth opposite its name on Schedule A and as specified in such Borrowing Notice, and BAS, upon such issuance to the BANA Borrower, agrees to purchase such Shares from the BANA Borrower and (ii) issue to the Lehman Borrower in exchange for payment of the Loan Fee (as defined in the Lehman Share Lending Agreement) and the Lehman Borrower agrees to borrow from the Company from time to time pursuant to one or more Borrowing Notices (as defined in the Lehman Share Lending Agreement), up to the number of Shares set forth opposite its name on Schedule A and as specified in such Borrowing Notice, and Lehman, upon such issuance to the Lehman Borrower, agrees to purchase such Shares from the Lehman Borrower, in each case, on the basis of the representations, warranties and agreements herein contained, and upon the terms, subject to the conditions thereto, set forth herein and in the Share Lending Agreements. This Agreement constitutes a “Borrowing Notice” pursuant to Section 2(b) of the Share Lending Agreements for 4,927,944 and 3,206,058 of the Shares to be delivered to the BANA Borrower and the Lehman Borrower, respectively, on the Initial Loan Shares Delivery Date (as defined below).

          (b)       The Closing Date. In accordance with the Share Lending Agreements, delivery of 4,927,944 of the Shares to the BANA Borrower and 3,206,058 of the Shares to the Lehman Borrower (such shares being collectively referred to herein as, the “Initial Loan Shares”) shall, in each case, be made during the Delivery Time (as defined in the respective Share Lending Agreement) on the date specified in the respective Borrowing Notice (the “Initial Loan Shares Delivery Date”). The closing of the transactions under this Agreement with respect to the Initial

Loan Shares shall be made at the offices of Fried, Frank, Harris, Shriver & Jacobson LLP, One New York Plaza, New York, New York 10004 (or such other place as may be agreed to by the Company and the Borrowers) shall occur at 10:00 A.M., New York City time, on December 18, 2007, or at such time on such later date (not later than December 28, 2007) as the Underwriters, Borrowers and the Company shall agree in writing, which date and time may be postponed by agreement between the Borrowers and the Company (such date and time of closing being herein called the “Initial Closing Date”). From time to time on or before the Facility Termination Date (as defined in the Share Lending Agreements), the BANA Borrower and/or the Lehman Borrower may give one or more Borrowing Notices with respect to a number of Shares (the “Subsequent Loan Shares”) specified in such Borrowing Notice. In accordance with each Share Lending Agreement, delivery of the Shares specified shall be made during the Delivery Time (as defined in the respective Share Lending Agreement) to the BANA Borrower or Lehman Borrower, as applicable, on the date specified in the applicable Borrowing Notice, or at such other time on the same or such other date as the BANA Borrower or Lehman Borrower, as applicable, shall designate. The time and date of each such delivery are herein referred to as a “Subsequent Closing Date.” In addition, from time to time on or before the Facility Termination Date (as defined in the respective Share Lending Agreement), in accordance with Section 2(c) hereof, the Underwriters may offer for sale to the public the Shares (the “Sold Loan Shares”) and the time and date of each sale of such shares by the Underwriters are herein referred to as a “Loan Shares Date of Sale.” Delivery of the Sold Loan Shares on each Subsequent Closing Date and each Loan Shares Date of Sale shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Initial Closing Date to the extent required pursuant to Section 5 hereof.

          (c)       Public Offering of the Shares. The Representatives hereby advise the Company that the Underwriters intend to offer for sale to the public, as described in the Prospectus, the Shares from time to time.

          (d)       Payment of Loan Fee. Payment of the applicable Loan Fee by the Borrowers for the relevant Shares shall be made at the Initial Closing Date (and, if applicable, at any Subsequent Closing Date) by wire transfer of immediately available funds to the order of the Company. The Underwriters agree to make any payment due to the respective Borrower in respect of the Shares in the manner agreed between the Representatives and the respective Borrower.

          It is understood that the Representatives have been authorized, for their own account and the accounts of the several Underwriters, to accept delivery of and receipt for, and to make all necessary payments for, the Shares the Underwriters have agreed to sell. The Representatives, individually and not as Representatives of the Underwriters may (but shall not be obligated to) make any such payment on behalf of any Underwriter whose funds shall not have been received by the Representatives by the Initial Closing Date or any Subsequent Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

          (e)       Delivery of the Shares. In accordance with the Share Lending Agreements, delivery of the Shares to the Borrowers shall be made through the facilities of The Depository Trust Company (the “Depositary”), on the Initial Loan Shares Delivery Date or any Subsequent

Closing Date, as applicable, unless otherwise agreed to by the Borrowers and the Company in accordance with the terms of their respective Share Lending Agreements. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

          (f)     Delivery of Prospectus to the Underwriters. Not later than 3:00 p.m. on the second business day in New York City following the date of this Agreement, the Company shall deliver or cause to be delivered, copies of the Prospectus in such quantities and at such places as the Representatives shall reasonably request.

          (g)     Delivery of Documents to the Underwriters and Borrowers. The documents to be delivered on the Initial Closing Date, any Subsequent Closing Date and any Loan Shares Date of Sale on behalf of the parties hereto pursuant to Section 5 of this Agreement shall be delivered at the offices of Fried, Frank, Harris, Shriver & Jacobson at One New York Plaza, New York, New York 10004 (or such other place as may be agreed by the Company, the Borrowers and the Representatives).

          SECTION 3.      Additional Covenants. The Company further covenants and agrees with each Underwriter and Borrower as follows:

          (a)      The Underwriters’ and Borrowers’ Review of Proposed Amendments and Supplements. During the period beginning on the date of this Agreement and ending on the later of the (i) Initial Closing Date, any Subsequent Closing Date or any Loan Shares Date of Sale, as applicable, or (ii) such date the Prospectus is no longer required by law to be delivered in connection with sales of the Shares (including, without limitation, sales of any Subsequent Loan Shares or any Sold Loan Shares that have not yet been loaned to the Borrowers by the Company) by an Underwriter, Borrower or dealer as contemplated by the Prospectus, including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act (the “Prospectus Delivery Period”), prior to filing any amendment or supplement to the Registration Statement (including any filing under Rule 462(b) under the Securities Act), or any amendment, supplement or revision to the Disclosure Package or the Prospectus, whether pursuant to the Securities Act, the Exchange Act or otherwise, the Company will furnish the Representatives and the Borrowers with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such proposed amendment or supplement to which the Representatives or the Borrowers shall reasonably object.

          (b)      Availability of Registration Statement; Compliance with Securities Regulations and Commission Requests. The Company will keep available the Registration Statement for the sale of the Shares through the Facility Termination Date and will keep available under the Registration Statement a number of Shares equal to 8,134,002 Shares. The Company, subject to Section 3(a), will promptly notify the Representatives and the Borrowers in writing pursuant to Section 12 hereof of (i) the filing or effectiveness during the Prospectus Delivery Period of any post-effective amendment to the Registration Statement or the filing of any supplement or amendment to the preliminary prospectus or the Prospectus, (ii) the receipt of any comments regarding such Registration Statement from the Commission during the Prospectus Delivery Period, (iii) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the preliminary prospectus or the Prospectus or for additional information regarding the Registration Statement or Prospectus, and (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of the preliminary prospectus or the Prospectus or of any proceedings to remove, suspend or terminate from listing or quotation the Common Stock from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any such purpose. If the Company receives sufficient notice prior to the issuance of such order or notice, the Company shall use its commercially reasonable efforts to prevent the issuance of any such stop order or notice of prevention or suspension of such use. If the Commission shall enter any such stop order or issue any such notice at any time, the Company will use its commercially reasonable efforts to obtain the lifting or reversal of such order or notice as soon as practicable or, subject to Section 3(a), will file an amendment to the Registration Statement or will file a new registration statement and use its commercially reasonable efforts to have such amendment or new registration statement declared effective as soon as practicable. The Company will promptly effect the filings necessary pursuant to Rule 424 and 430A or 430B, as applicable, under the Securities Act and will take such steps as it deems necessary to ascertain promptly whether the preliminary prospectus and the Prospectus transmitted for filing under Rule 424 was received for filing by the Commission and, in the event that it was not, it will promptly file such document.

          (c)     Amendments and Supplements to the Registration Statement, Disclosure Package and Prospectus and Other Securities Act Matters. If at any time during the Prospectus Delivery Period, any event or development shall occur or condition exist as a result of which the Disclosure Package or the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend or supplement the Disclosure Package or the Prospectus, or to file under the Exchange Act any document incorporated by reference in the Disclosure Package or the Prospectus, in order to make the statements therein, in the light of the circumstances under which they were made not misleading, in any material respect or if in the reasonable judgment of the Representatives it is otherwise necessary or advisable to amend or supplement the Registration Statement, the Disclosure Package or the Prospectus, or to file under the Exchange Act any document incorporated by reference in the Disclosure Package or the Prospectus, or to file a new registration statement containing the Prospectus, in order to comply with law, including in connection with the delivery of the Prospectus, or in order to make any statements therein in light of the circumstances under which they were made not misleading, the Company agrees to (i) notify the Representatives and the Borrowers of any such event or condition and (ii) promptly prepare (subject to Section 3(a) and 3(f) hereof), file with the Commission (and use its commercially reasonable efforts to have any amendment to the Registration Statement or any new registration statement to be declared effective) and furnish at its own expense to the Underwriters and the Borrowers and to dealers, amendments or supplements to the Registration Statement, the Disclosure Package or the Prospectus, or any new registration statement, necessary in order to make the statements in the Disclosure Package or the Prospectus as so amended or supplemented, in the light of the circumstances under which they were made not misleading in any material respect or so that the Registration Statement, the Disclosure Package or the Prospectus, as amended or supplemented, will comply with all applicable law.

          The Company hereby expressly acknowledges that the indemnification and contribution provisions of Sections 7 and 8 hereof are specifically applicable and relate to each registration statement, preliminary prospectus, prospectus, amendment or supplement referred to in this Section 3.

          (d)       Final Term Sheet. If requested by the Representatives, the Company will prepare a final term sheet in a form approved by the Representatives and attached as Schedule C hereto, and will file such term sheet pursuant to Rule 433(d) under the Securities Act within the time required by such rule (such term sheet, the “Final Term Sheet”). Any such Final Term Sheet will be an Issuer Free Writing Prospectus for purposes of this Agreement.

          (e)      Effectiveness of Registration Statement. If, immediately prior to the third anniversary of the initial effective date of the Registration Statement, and on each subsequent three-year anniversary through the Facility Termination Date, any of the Shares remain unsold by the Underwriters and the Borrowers, the Company will (subject to Section 3(a) and 3(f) hereof), prior to that third anniversary, file, if it has not already done so, a new shelf registration statement on Form S-3 relating to the Shares, in a form reasonably satisfactory to the Underwriters and the Borrowers, will use its commercially reasonable efforts to cause such registration statement to be declared effective either automatically (if the Company is a well-known seasoned issuer at such time) or within 90 days after that third anniversary, and will take all other action necessary or appropriate to permit the public offering and sale of the Shares to continue as contemplated in the expired registration statement relating to the Shares from and after the date of effectiveness thereof. References herein to the Registration Statement shall include such new shelf registration statement.

          (f)      Permitted Free Writing Prospectuses. The Company represents that it has not made, and agrees that, unless it obtains the prior written consent of the Representatives and the Borrowers, it will not make, any offer relating to the Shares that constitutes or would constitute an Issuer Free Writing Prospectus or that otherwise constitutes or would constitute a “free writing prospectus” (as defined in Rule 405 under the Securities Act) or a portion thereof required to be filed by the Company with the Commission or retained by the Company under Rule 433 under the Securities Act; provided that the prior written consent of the Representatives and the Borrowers hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule B hereto and any electronic road show. Any such free writing prospectus consented to by the Representatives and the Borrowers is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 under the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

          (g)      Amendments in Connection with Subsequent Loan Shares or Sold Loan Shares. The Company agrees to promptly file any amendment or supplement, including pricing supplements, requested by the Representatives in order to offer and sell the Shares in one or more of the manners contemplated by the Prospectus. Notwithstanding anything contained herein, the Company may defer filing of, or delay effectiveness of, an amendment or supplement or suspend the use of the Registration Statement and any related prospectus for a maximum of 15 business days in any fiscal quarter of the Company, and not to exceed an aggregate of 30 days in any 12-month period, if (i) the Company, in its reasonable judgment, believes it may possess material non-public information the disclosure of which would have a material adverse effect on the Company and its subsidiaries taken as a whole or (ii) any Registration Statement and related prospectus would, in the Company’s reasonable judgment, contain a material misstatement or omission as a result of an event that has occurred or is continuing. However, if the disclosure relates to a proposed or pending material business transaction, the disclosure of which the Company determines in good faith would be reasonably likely to impede its ability to consummate such transaction, or would otherwise have a material adverse effect on the Company and its subsidiaries taken as a whole, the Company may extend the suspension period from 15 days to 30 days. Any suspension period described in this subsection (g) shall be referred to herein as the “Black-out Period.” The Company shall give notice to the Underwriters of any Black-out Period. During a Black-out Period, the Company shall not be required to comply with Section 3(a), 3(b) (except for the second sentence), 3(c), 3(d), 3(e), 3(f), 3(h), 3(i) or 3(q).

          (h)      Copies of any Amendments and Supplements to the Prospectus. The Company agrees to furnish the Representatives and the Borrowers, without charge, during the Prospectus Delivery Period, as many copies of the Prospectus and any amendments and supplements thereto (including any documents incorporated or deemed incorporated by reference therein) and the Disclosure Package as the Representatives and the Borrowers may request.

          (i)      Copies of the Registration Statement and Prospectus. The Company will furnish to the Representatives and the Borrowers and counsel for the Underwriters and the Borrowers upon request signed copies of the Registration Statement (including exhibits thereto) and, during the Prospectus Delivery Period so long as delivery of a prospectus by an Underwriter or Borrower or dealer may be required by the Act, as many copies of each preliminary prospectus, the Prospectus and any supplement thereto and the Disclosure Package as the Representatives and the Borrowers may reasonably request.

          (j)      Blue Sky Compliance. The Company shall cooperate with the Underwriters and the Borrowers and counsel for the Underwriters and the Borrowers to qualify or register (or to obtain exemptions from qualifying or registering) all or any part of the Shares for offer and sale under the securities laws of the several states of the United States, the provinces of Canada or any other jurisdictions designated by the Representatives and the Borrowers, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Shares. The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise the Representatives and the Borrowers promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use commercially reasonable efforts to obtain the withdrawal thereof at the earliest possible moment.

          (k)      Reservation of Common Stock. The Company will reserve and keep available at all times, free of preemptive rights, the full number of Shares equal to the then applicable Maximum Number of Shares.

          (l)      Transfer Agent. The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Common Stock.

          (m)      Earnings Statement. As soon as reasonably practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement (which need not be audited) that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act for the fiscal year during which this Agreement was executed. For the avoidance of doubt, if the Company has made such earnings statement available to the public on EDGAR, the Company will have no obligation to otherwise furnish such earnings statement to its security holders or to the Representatives.

          (n)      Agreement Not To Offer or Sell Additional Securities. During the period commencing on the date hereof and ending on the 90th day following the date of the Prospectus, the Company and its subsidiaries will not, without the prior written consent of the Representatives and the Borrowers, directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” or liquidate or decrease a “call equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer (or enter into any transaction that is designed to, or might reasonably be expected to, result in the disposition of), or announce the offering of, or file any registration statement under the Securities Act in respect of, any (A) debt securities convertible into Common Stock, (B) shares of Common Stock, (C) options or warrants to acquire shares of the Common Stock or (D) securities exchangeable or exercisable for or convertible into debt securities convertible into Common Stock or shares of Common Stock (other than as contemplated by this Agreement with respect to the Shares and the transactions pursuant to the Share Lending Agreement); provided, however, that the Company may (i) file a registration statement on Form S-8, (ii) issue shares of its Common Stock pursuant to the Share Lending Agreements, (iii) enter into and consummate the Hedge Transactions, (iii) issue shares of its Common Stock upon exercise of warrants described in the Prospectus and (iv) issue shares of its Common Stock or options to purchase its Common Stock upon exercise of options, in each case pursuant to any stock option, stock bonus or other stock plan or arrangement currently in effect described in the Prospectus, but only if the holders of such shares, options, or shares issued upon exercise of such options or warrants, agree in writing not to sell, offer, dispose of or otherwise transfer any such shares or options during such 90-day period without the prior written consent of the Representatives and the Borrowers (which consent may be withheld at the sole discretion of the Representatives and the Borrowers), subject to the exceptions contained in the Lock-Up Agreement (as defined below). Notwithstanding the foregoing, if (x) during the last 17 days of the 90-day restricted period, the Company issues an earnings release, or (y) prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day period, the restrictions imposed in this clause shall continue to apply until the expiration of the 18-day period beginning on the date of the issuance of the earnings release. The Company will provide the Representatives and the Borrowers and any co-managers and each individual subject to the restricted period pursuant to the lockup letters described in Section 5(j) with prior notice of any such announcement that gives rise to an extension of the restricted period.

          (o)      Notice of Inability to Use Automatic Shelf Registration Statement Form. If at any time during the Prospectus Delivery Period, the Company receives from the Commission a notice pursuant to Rule 401(g)(2) under the Securities Act or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Representatives and the Borrowers, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Shares, in a form satisfactory to the Representatives and the Borrowers, (iii) use its commercially reasonable efforts to cause such registration statement or post-effective amendment to be declared effective and (iv) promptly notify the Representatives and the Borrowers of such effectiveness. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Shares to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible. References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.

          (p)      No Manipulation of Price. Prior to the Initial Closing Date, the Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, cause or result in under the Exchange Act or otherwise, the stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Shares.

          (q)      Use of Personnel and Documents. From time to time during the Loan Availability Period, but not more often than once a calendar week, if the Underwriters and the Borrowers notify the Company that they propose to sell any of the Shares, the Company shall use its commercially reasonable efforts to make available to the Borrowers and the Underwriters such personnel and documents of the Company and/or its subsidiaries as the Borrowers and/or the Underwriters shall reasonably request to conduct due diligence (including, without limitation, the availability of the chief financial officer to respond to questions regarding the business and financial condition of the Company and the right to have made available to them for inspection such records and other information as they may request).

          (r)      Subsidiaries. The Company shall use its commercially reasonable efforts, and shall file all documents required by the laws of the relevant jurisdiction, to ensure that the subsidiaries listed in Exhibit B (except if any such subsidiary is immaterial) are in good standing in such jurisdiction, unless, as to any subsidiary, that subsidiary has been dissolved or merged into the Company or another subsidiary.

          The Representatives, on behalf of the several Underwriters, and the Borrowers may, in their sole discretion, waive in writing the performance by the Company of one or more of the foregoing covenants or extend the time for its performance.

          SECTION 4.      Payment of Expenses. The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including, without limitation, (i) all expenses incident to the issuance and delivery of the Shares (including all printing and engraving costs), (ii) all fees and expenses of the registrar and transfer agent of the Common Stock, (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and offering and sale of the Shares to the Underwriters and the Borrowers pursuant to the Prospectus and any delivery of Shares under the Share Lending Agreements, (iv) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution or reproduction of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), each Issuer Free Writing Prospectus, each preliminary prospectus and the Prospectus (including financial statements and exhibits), and all amendments and supplements thereto, this Agreement and the Share Lending Agreements, (vi) all filing fees, attorneys’ fees and expenses incurred by the Company, the Underwriters or the Borrowers in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Shares for offer and sale under the securities laws of the several states of the United States, the provinces of Canada or other jurisdictions designated by the Representatives and the Borrowers (including, without limitation, the cost of preparing, printing and mailing preliminary and final blue sky or legal investment memoranda and any related supplements, including a Canadian “wrapper,” to the Disclosure Package or the Prospectus), (vii) the fees and expenses associated with listing of the Shares on the NYSE, (viii) any filing fees incident to, and any reasonable fees and disbursements of counsel to the Underwriters and the Borrowers in connection with the review by the FINRA, if any, of the terms of the sale of the Shares, (ix) all fees and expenses (including reasonable fees and expenses of counsel) of the Company in connection with approval of the Shares by the Depositary for “book-entry” transfer, and the performance by the Company of its other obligations under this Agreement, (x) all reasonable and documented fees and out-of-pocket disbursements of counsel to the Underwriters and the Borrowers, (xi) all reasonable, documented out-of-pocket expenses associated with the “road show” undertaken in connection with the marketing of the Shares, including the cost of any chartered airplane or other transportation and (xii) all other fees, costs and expenses referred to in Part II of the Registration Statement.

          This Section 4 shall not affect or modify any separate, valid agreement relating to the allocation of payment of expenses between the Company, on the one hand, and the Borrowers, on the other hand.

          SECTION 5.      Conditions of the Obligations of the Underwriters and Borrowers. The obligations of the several Underwriters and Borrowers hereunder on the Initial Closing Date and on any Subsequent Closing Date or any Loan Shares Date of Sale shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 1 hereof as of the date hereof and as of the Initial Closing Date as though then made and, with respect to Shares to be sold as of any Subsequent Closing Date or any Loan Shares Date of Sale, as of any Subsequent Closing Date or any Loan Shares Date of Sale as though then made, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the timely performance by the Company of its covenants and other obligations hereunder, and to each of the additional conditions set forth below. The Company shall be required to provide the Underwriters and the Borrowers on the Initial Closing Date, any Subsequent Closing Date and on any Loan Shares Date of Sale the supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Initial Closing Date as required pursuant to this Section 5. Notwithstanding anything contained in this Section 5, the Underwriters and the Borrowers may request the opinions, certificate and letters referred to in clauses (a), (e), (f) and (g) of this Section 5 with respect to any Loan Shares Date of Sale or Subsequent Closing Date only if, since the date such opinions, certificate and letters were last delivered to them, either (A) 30 days has passed or (B) the Registration Statement or the Prospectus has been amended or supplemented, including by the filing of documents by the Company under the Exchange Act that are incorporated by reference into the Registration Statement or the Prospectus.

          (a)      Accountants’ Comfort Letters. On the date hereof, the Underwriters and the Borrowers shall have received from each of PricewaterhouseCoopers LLP, independent public or certified public accountants for the Company, and Deloitte & Touche LLP, independent public or certified public accountants for Pathmark, a “comfort letter” dated the date hereof addressed to the Underwriters and Borrowers, in form and substance reasonably satisfactory to the Representatives and the Borrowers, covering the financial information in the General Disclosure Package and the Prospectus of the Company and Pathmark, as applicable, and other customary matters. In addition, on the Initial Closing Date and any Subsequent Closing Date or any Loan Shares Date of Sale (unless the Representatives have requested that a letter pursuant to the first sentence of this Section 5(a) be delivered on such Subsequent Closing Date or any Loan Shares Date of Sale), the Underwriters and the Borrowers shall have received from each such accountant, a “bring-down comfort letter” dated the Initial Closing Date or such Subsequent Closing Date or Loan Shares Date of Sale addressed to the Underwriters and the Borrowers, in form and substance reasonably satisfactory to the Representatives and the Borrowers, in the form of the “comfort letters” delivered on the date hereof, except that (i) it shall cover the financial information in the Prospectus and any amendment or supplement thereto and (ii) procedures shall be brought down to a date no more than three business days prior to the Initial Closing Date or such Subsequent Closing Date or Loan Shares Date of Sale. Notwithstanding the foregoing, with respect to any Subsequent Closing Date or Loan Shares Date of Sale, a “bring-down comfort letter” from Deloitte & Touche LLP shall be required to be delivered unless the Representatives, in their sole discretion, determine that such “comfort letter” covering the financial information of Pathmark is not required.

          (b)      Effectiveness of Registration Statement. No stop order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for that purpose shall have been instituted or be pending or threatened by the Commission and the Company shall not have received from the Commission any notice pursuant to Rule 401(g)(2) under the Securities Act objecting to use of the automatic shelf registration statement form. The preliminary prospectus and the Prospectus shall have been filed with the Commission in accordance with Rule 424(b) (or any required post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A or 430B). All material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act shall have been filed with the Commission within the applicable time periods prescribed for such filings under such Rule 433 under the Securities Act.

          (c)      No Objection. Either (1) no filing of the Registration Statement with FINRA shall be required or (2) if the Registration Statement and/or the offering of the Shares has been filed with the FINRA for review, the FINRA shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

          (d)      No Material Adverse Effect or Ratings Agency Change. For the period from and after the date of this Agreement and the Share Lending Agreements and prior to the Initial Closing Date and, with respect to any Subsequent Loan Shares, the Subsequent Closing Date, and, with respect to any Sold Loan Shares, the Loan Shares Date of Sale:

          (i)       in the judgment of the Representatives and the Borrowers there shall not have occurred any Material Adverse Effect; and

          (ii)       there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities or indebtedness of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g) under the Securities Act.

          (e)      Opinions of Counsel for the Company. On the (a) Initial Closing Date and (b) any Subsequent Closing Date and any Loan Shares Date of Sale, if requested by the Underwriters and the Borrowers, the Underwriters and the Borrowers shall have received (i) the opinions and the negative assurance letter of Cahill Gordon & Reindel LLP, counsel for the Company, (ii) the opinions of the general counsel for the Company, and (iii) the opinions of McGuireWoods LLP, special Maryland counsel for the Company, each dated as of such Initial Closing Date, Subsequent Closing Date and any Loan Shares Date of Sale and substantially in the form of Exhibit C-1, Exhibit C-2 and Exhibit C-3 (with customary qualifications and exceptions).

          (f)      Opinion of Counsel for the Underwriters and Borrowers. On (a) the Initial Closing Date and (b) any Subsequent Closing Date and any Loan Shares Date of Sale, if requested by the Underwriters and the Borrowers, the Underwriters and the Borrowers shall have received the favorable opinion of Fried, Frank, Harris, Shriver & Jacobson LLP, counsel for the Underwriters and the Borrowers, dated as of such Initial Closing Date, Subsequent Closing Date and any Loan Shares Date of Sale with respect to such matters as may be reasonably requested by the Representatives and the Borrowers.

          (g)      Officers’ Certificate. On the Initial Closing Date, any Subsequent Closing Date and any Loan Shares Date of Sale the Underwriters and the Borrowers shall have received a written certificate executed by the Chairman of the Board, Chief Executive Officer or President of the Company and the Chief Financial Officer or Chief Accounting Officer of the Company, dated as of the Initial Closing Date, the Subsequent Closing Date or such Loan Shares Date of Sale, to the effect that the signers of such certificate have examined the Registration Statement, the Prospectus and any amendment or supplement thereto, any Issuer Free Writing Prospectus and any amendment or supplement thereto and this Agreement and to the effect that:

(i) no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act and the Company is not aware of, and has not received any, notice from the Commission that any proceedings for that purpose shall have been instituted or be pending or threatened by the Commission;

          (ii)       for the period from and after the date of this Agreement and prior to the Initial Closing Date, Subsequent Closing Date or Loan Shares Date of Sale there has not occurred any Material Adverse Effect;

          (iii)       the representations, warranties and covenants of the Company set forth in Section 1 hereof were true and correct in all material respects (except that any representation and warranty that is qualified as to materiality shall be true and correct in all respects) as of the date hereof and are true and correct as of the Initial Closing Date, Subsequent Closing Date or Loan Shares Date of Sale with the same force and effect as though expressly made on and as of the Initial Closing Date, Subsequent Closing Date or Loan Shares Date of Sale (except that representations and warranties made as of a particular date were true and correct on and as of such particular date); and

          (iv)       the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Initial Closing Date, Subsequent Closing Date or Loan Shares Date of Sale, in each case in all material respects (except that any agreement or condition that is qualified as to materiality shall be performed or satisfied in all respects).

          (h)      NYSE Listing. By the Initial Closing Date, the Shares shall have been approved for listing on the New York Stock Exchange, subject only to notice of issuance, and satisfactory evidence of such actions shall have been provided to the Borrowers and the Representatives.

          (i)      Transactions. At the Initial Closing Date, the Transactions shall have been consummated on the terms and conditions described in the Disclosure Package and the Prospectus.

          (j)      Lock-up Agreements. At the date of this Agreement, the Representatives and the Borrowers shall have received an agreement (a “Lock-up Agreement”) substantially in the form of Exhibit D hereto signed by each of the persons listed on Schedule D hereto.

          (k)      Share Lending Agreements. The Company shall have complied with all of its obligations under the respective Share Lending Agreements in all material respects; no event or circumstance shall exist that would permit, with the giving of notice, the lapse of time or both, the early termination of the Share Lending Agreements by the Company or Borrowers; and the Share Lending Agreements shall be in full force and effect.

          (l)      Additional Documents. On or before the Initial Closing Date, any Subsequent Closing Date and any Loan Shares Date of Sale, the Underwriters and the Borrowers and counsel for the Underwriters and the Borrowers shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and delivery of the Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

          If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Underwriters and the Borrowers by notice to the Company at any time on or prior to the Initial Closing Date and, with respect to the Subsequent Loan Shares, at any time prior to the applicable Subsequent Closing Date, and with respect to the Sold Loan Shares, at any time prior to the applicable Loan Shares Date of Sale, which termination shall be without liability on the part of any party to any other party, except that Sections 4, 6, 7 and 8 hereof shall at all times be effective and shall survive such termination.

          SECTION 6.      Reimbursement of Underwriters’ and Borrowers’ Expenses. If this Agreement is terminated by the Underwriters or the Borrowers pursuant to Section 5 (other than 5(f)) or 9 hereof, the Company agrees to reimburse the Representatives and the other Underwriters and the Borrowers (or such Underwriter or Borrower as have terminated this Agreement with respect to themselves), severally, upon demand for all reasonable and documented out-of-pocket expenses that shall have been reasonably incurred by the Representatives, the Underwriters and the Borrowers in connection with the proposed issuance and the offering of the Shares and the delivery of the Shares under the Share Lending Agreements, including, without limitation, reasonable and documented fees and disbursements of counsel.

          SECTION 7. Indemnification.

          (a)      Indemnification of the Underwriters and Borrowers. The Company agrees to indemnify and hold harmless each Borrower, Underwriter and each of their respective directors, officers, employees and agents and each person, if any, who controls any Borrower or Underwriter within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Borrower, Underwriter, director, officer, employee, agent or controlling person may become subject, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based: (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430A, Rule 430B or Rule 430C under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or any “road show” (as defined in Rule 433 under the Securities Act) not constituting an Issuer Free Writing Prospectus (a “Non-IFWP Road Show”), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and to reimburse each Borrower or Underwriter and each such director, officer, employee, agent or controlling person for any and all expenses (including the fees and disbursements of one firm of counsel and local counsel, as appropriate, chosen by the Representatives or Borrowers) as such expenses are reasonably incurred by such Borrower or Underwriter or such director, officer, employee or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission based upon and in conformity with written information furnished to the Company by the Underwriters through the Representatives and the Borrowers expressly for use in the Registration Statement, the Disclosure Package, any preliminary prospectus, the Prospectus or any Issuer Free Writing Prospectus (or any amendment or supplement to any of the foregoing). The indemnity agreement set forth in this Section 7(a) shall be in addition to any liabilities that the Company may otherwise have.

          (b)      Indemnification of the Company, its Directors and Officers. Each Underwriter and Borrower agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which the Company or any such director, officer or controlling person may become subject, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Disclosure Package, any preliminary prospectus, the Prospectus or any Issuer Free Writing Prospectus (or any amendment or supplement to any of the foregoing), or the Marketing Materials, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Disclosure Package, any preliminary prospectus, the Prospectus or any Issuer Free Writing Prospectus (or any amendment or supplement to any of the foregoing), or the Marketing Materials in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives or by the Borrowers expressly for use therein; and to reimburse the Company and each such director, officer or controlling person for any and all expenses (including the fees and disbursements of one firm of counsel and local counsel, as appropriate) as such expenses are reasonably incurred by the Company or such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Company hereby acknowledges that the only information that the Underwriters and Borrowers have furnished to the Company expressly for use in the Disclosure Package, the preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or the Marketing Materials are the statements set forth in the second paragraph, the first, third, fourth, fifth, sixth and seventh sentences of the third paragraph, the fourth paragraph, the first, third, fourth, fifth, sixth and seventh sentences of the fifth paragraph, and the fourteenth and fifteenth paragraphs under the caption “Underwriting” in the preliminary prospectus and the Prospectus. The indemnity agreement set forth in this Section 7(b) shall be in addition to any liabilities that each Underwriter or Borrower may otherwise have.

          (c)      Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof, but the failure to so notify the indemnifying party (i) will not relieve it from any liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), reasonably approved by the indemnifying party (the Representatives in the case of Sections 7(b) and 8 hereof), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

          (d)      Settlements. The indemnifying party under this Section 7 shall not be liable for any settlement of any proceeding effected without its written consent, which shall not be withheld unreasonably, but, if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 7, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include any statements as to or any findings of fault, culpability or failure to act by or on behalf of any indemnified party.

          SECTION 8.      Contribution. If the indemnification provided for in Section 7 hereof is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters and the Borrowers, on the other hand, from the offering of the Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Borrowers and the Underwriters, on the other hand, in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and by the Underwriters and the Borrowers, on the other hand, shall be deemed to be in the same respective proportions as the total net proceeds from such offering (before deducting expenses) bears to the total underwriting discounts and commissions received by such Underwriters in connection with the offering of the Shares. The relative fault of the Company, on the one hand, and the Borrowers and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Company, on the one hand, or the Borrowers or the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or inaccuracy.

          The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 7 hereof, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 7 hereof with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 8; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 7 hereof for purposes of indemnification.

          The Company and the Borrowers and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters and Borrowers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8.

          Notwithstanding the provisions of this Section 8, no Underwriter or Borrower shall be required to contribute, individually or in the aggregate, any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public exceeds the amount of any damages that such Underwriter or Borrower has otherwise been required to pay be reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11 of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ and Borrowers’ obligations to contribute pursuant to this Section 8 are several, and not joint, in proportion to their respective commitments as set forth opposite their names on Schedule A. For purposes of this Section 8, each director, officer and employee of an Underwriter or Borrower and each person, if any, who controls an Underwriter or Borrower within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Underwriter or Borrower, and each director of the Company, and each person, if any, who controls the Company, within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.

          SECTION 9.      Termination of this Agreement. Prior to the Initial Closing Date and, with respect to any Subsequent Loan Shares, any Subsequent Closing Date, and with respect to any Sold Loan Shares, any Loan Shares Date of Sale, this Agreement may be terminated by the Underwriters and the Borrowers by notice given to the Company if at any time: (i) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission or by the NYSE, or trading in securities generally on either the Nasdaq Stock Market or the NYSE shall have been suspended or limited, or minimum or maximum prices shall have been generally established by the Commission or the FINRA or on either such stock exchange; (ii) a general banking moratorium shall have been declared by federal or New York authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States has occurred; or (iii) there shall have occurred any outbreak or escalation of national or international hostilities or declaration of a national emergency or war by the United States or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions in each case, as in the judgment of the Representatives and the Borrowers is material and adverse and makes it impracticable or inadvisable to market the Shares in the manner and on the terms described in the Prospectus or to enforce contracts for the sale of securities. Any termination pursuant to Sections 5 or 9 shall be without liability on the part of (i) the Company, to any Underwriter or Borrower, except that the Company shall be obligated to reimburse the expenses of the Representatives, the Underwriters and Borrowers pursuant to Sections 4 and 6 hereof, (ii) any Underwriter or Borrower to the Company, or (iii) any party hereto to any other party except that the provisions of Sections 7 and 8 hereof shall at all times be effective and shall survive such termination.

          SECTION 10.      Research Analyst Independence. The Company acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Underwriters’ investment banking divisions. The Company acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the Company that may be the subject of the transactions contemplated by this Agreement.

          SECTION 11.      Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company and its officers, of the Borrowers and of the several Underwriters set forth in or made pursuant to this Agreement (i) will remain operative and in full force and effect, regardless of any (A) investigation, or statement as to the results thereof, made by or on behalf of any Underwriter or Borrower, the officers or employees of any Underwriter or Borrower, or any person controlling the Underwriter or Borrower, the Company, the officers or employees of the Company or any person controlling the Company, as the case may be or (B) acceptance of the Shares and payment for them hereunder and (ii) will survive delivery of and payment for the Shares sold hereunder and any termination of this Agreement.

          SECTION 12.      Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered, couriered or facsimiled and confirmed to the parties hereto as follows:

          If to the Underwriters or the Borrowers:

Banc of America Securities LLC
9 West 57th Street
New York, New York 10019
Attention: ECM Legal

Lehman Brothers Inc.
745 Seventh Ave.
New York, New York 10019
Facsimile: (636) 834-8133
Attention: Syndicate Registration

with a copy, in the case of any notice pursuant to Section 7(c), to:

Lehman Brothers Inc. 399 Park Avenue, Tenth Floor New York, New York 10022 Facsimile: (212) 520-0421 Attention: Director of Litigation, Office of the General Counsel

with a copy to:

Fried, Frank, Harris, Shriver & Jacobson LLP One New York Plaza New York, New York 10004 Facsimile: (212) 859-4000 Attention: Valerie Ford Jacob, Esq. and Michael Levitt, Esq.

with a copy to:

The Great Atlantic & Pacific Tea Company 2 Paragon Drive Montvale, New Jersey 07645 Facsimile: (201) 571-8715 Attention: Brenda Galgano, Senior Vice President and Chief Financial Officer

with a copy to:

Cahill Gordon & Reindel LLP 80 Pine Street New York, New York 10005 Facsimile: (212) 378-2324 Attention: Kenneth W. Orce, Esq.

          Any notice to an Underwriter pursuant to Section 7(c) shall be delivered or sent by hand delivery, mail, telex or facsimile transmission to such Underwriter at its address set forth in its acceptance telex to the Representatives, which address will be supplied to any other party hereto by the Representatives upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.

          Any party hereto may change the address or facsimile number for receipt of communications by giving written notice to the others.

          SECTION 13.      Successors and Assigns. This Agreement will inure to the benefit of and be binding upon the parties hereto and to the benefit of (i) the Company, its directors, any person who controls the Company within the meaning of the Securities Act or the Exchange Act and any officer of the Company who signs the Registration Statement, (ii) the Underwriters, Borrowers, the officers, directors, employees and agents of the Underwriters and Borrowers and each person, if any, who controls any Underwriter or Borrower within the meaning of the Securities Act or the Exchange Act and (iii) the respective successors and assigns of any of the above, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term “successors and assigns” shall not include a purchaser of any of the Shares from any of the several Underwriters merely because of such purchase.

          SECTION 14.      Partial Unenforceability. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

          SECTION 15.      Governing Law Provisions. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF.

          Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City and County of New York or the courts of the State of New York in each case located in the City and County of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for suits, actions, or proceedings instituted in regard to the enforcement of a judgment of any Specified Court in a Related Proceeding, as to which such jurisdiction is non-exclusive) of the Specified Courts in any Related Proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any Related Proceeding brought in any Specified Court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any Specified Proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any Specified Court that any Related Proceeding brought in any Specified Court has been brought in an inconvenient forum.

          SECTION 16.      No Advisory or Fiduciary Responsibility. The Company acknowledges and agrees that: (i) the purchase and sale of the Shares pursuant to this Agreement, including the determination of the offering price of the Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters and Borrowers, on the other hand, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Underwriter or Borrower is and has been acting solely as a principal and is not the agent or fiduciary of the Company or its respective affiliates, stockholders, creditors or employees or any other party; (iii) no Underwriter or Borrower has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Underwriter or Borrower has advised or is currently advising the Company on other matters) or any other obligation to the Company, except the obligations expressly set forth in this Agreement and the Share Lending Agreements; (iv) the several Underwriters and Borrowers and their affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and that the several Underwriters and Borrowers have no obligation to disclose any of such interests by virtue of any fiduciary or advisory relationship; and (v) the Underwriters and Borrowers have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent the Company deemed appropriate.

          This Agreement, together with the Share Lending Agreements, supersedes all prior agreements and understandings (whether written or oral) between the Company and the several Underwriters and Borrowers, or any of them, with respect to the subject matter hereof. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the several Underwriters and Borrowers with respect to any breach or alleged breach of fiduciary duty.

          SECTION 17.      General Provisions. This Agreement, together with the Share Lending Agreements, constitutes the entire agreement of the parties to this Agreement and the Share Lending Agreements and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

          Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 7 and the contribution provisions of Section 8, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Sections 7 and 8 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, any preliminary prospectus and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.

          If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

THE GREAT ATLANTIC &
PACIFIC TEA COMPANY, INC.

By	/s/ William Moss
Name: William Moss
Title: Vice President and Treasurer

          The foregoing Underwriting Agreement is hereby confirmed and accepted by the Representatives as of the date first above written.

BANC OF AMERICA SECURITIES LLC
LEHMAN BROTHERS INC.
Acting as Representatives of the
Several Underwriters.

By: Banc of America Securities LLC

By: /s/ Craig McCracken
Name: Craig McCracken
Title: Managing Director

By: Lehman Brothers Inc.

By: /s/ Michael Hrynuik
Name: Michael Hrynuik
Title: Senior Vice President

BANK OF AMERICA, N.A.

By: /s/ Michael Voris
Name: Michael Voris
Title: Vice President

LEHMAN BROTHERS
INTERNATIONAL (EUROPE) LIMITED

By: /s/ Piers Le Marchant
Name: Piers Le Marchant
Title: European Legal Director